Exhibit A
                                       to
                          Advisory and Service Contract
                                     between
                             Wasatch Funds, Inc. and
                             Wasatch Advisors, Inc.


                                                                    Annual
Fund                                       Effective Date         Advisory Fee
----                                       --------------         ------------

Series A - Wasatch Small Cap Growth Fund   January 27, 1998          1.00%

Series B - Wasatch Core Growth Fund        January 27, 1998          1.00%

Series C - Wasatch Hoisington U.S.         January 27, 1998          0.50%
Treasury Fund

Series D - Wasatch Ultra Growth Fund       January 27, 1998          1.25%

Series E - Wasatch Micro-Cap Fund          January 27, 1998          2.00%

Series F - Wasatch Global Science &        December 8, 2000          1.50%
Technology Fund

Series G - Wasatch Small Cap Value Fund    January 27, 1998          1.50%

Series H - Wasatch International           June 14, 2002             1.50%
Growth Fund